Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (the “Registration Statement”) of our report dated 1 March 2017 relating to the financial statements, which appears in Santander UK plc’s Annual Report on Form 20-F for the year ended 31 December 2016. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, UK

26 October 2017